Exhibit 10.1.6

SIXTH AMENDMENT TO LEASE AGREEMENT
(AND AMENDMENT TO REIMBURSEMENT AGREEMENT)

THIS SIXTH AMENDMENT TO LEASE AGREEMENT (AND AMENDMENT TO REIMBURSEMENT AGREEMENT) (“this Sixth Amendment”) is dated as of April 30, 2015 (“Effective Date”), by and between ARE-708 QUINCE ORCHARD, LLC, a Delaware limited liability company, having an address at 385 E. Colorado Blvd., Suite 299, Pasadena, California 91101 (“Landlord”), and OPGEN, INC., a Delaware corporation, having an address at Suite 220, 708 Quince Orchard Road, Gaithersburg, Maryland  20878 (“Tenant”).

RECITALS

A.                                    Landlord and Tenant have entered into that certain Lease Agreement (“Original Lease”) dated as of June 30, 2008, as amended by a First Amendment to Lease dated as of April 4, 2011 (“First Amendment”), a Second Amendment to Lease Agreement dated as of August 15, 2012 (“Second Amendment”), a Third Amendment to Lease Agreement dated as of December 30, 2013 (“Third Amendment”), a Fourth Amendment to Lease Agreement dated as of March 21, 2014 (“Fourth Amendment”), and a Fifth Amendment to Lease Agreement dated as of March 20, 2015 (“Fifth Amendment”; the Original Lease, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, and the Fifth Amendment are hereinafter collectively referred to as the “Lease”), wherein Landlord leased to Tenant certain premises located at 708 Quince Orchard Road, Gaithersburg, Maryland  20878, as more particularly described in the Lease.

B.                                    Landlord and Tenant are parties to that certain letter agreement dated March 20, 2015 (“Reimbursement Agreement”) providing for the reimbursement of certain expenses in the event that Tenant exercises the IPO Termination Option (defined in the  Fifth Amendment).

C.                                    Landlord and Tenant desire to modify certain dates in the Fifth Amendment and the Reimbursement Agreement relating to (i) the delivery of the reconfigured Premises as more fully described in the Fifth Amendment and (ii) to modify the IPO Termination Date.

AGREEMENT

Now, therefore, the parties hereto agree that the Lease is amended as follows:

1.                                      Amendment to Section 4 of Fifth Amendment.  As of the Effective Date, Section 4 of the Fifth Amendment is hereby amended by deleting that provision in its entirety and replacing it with the following new Section 4:

4.              Reconfiguration of Premises.  Effective as of the earlier to occur of the substantial completion of the 2015 Landlord’s Work (as defined below) and September 1, 2015 (“Delivery Date”), (a) Tenant shall surrender the Relinquished First Floor Premises and that portion of the Original Premises located on the second floor of the Building shown as the cross-hatched area on Exhibit A-2 attached hereto as the “Relinquished Second Floor Premises” (collectively, the “Relinquished Premises”), (b) the Premises shall be reconfigured and located exclusively on the second floor of the Building in the configuration shown on Exhibit A-3 attached hereto, and (c) Exhibit A attached to the Original Lease is hereby deleted and replaced with Exhibit A-3 attached hereto.  Tenant shall so surrender full and complete possession of the Relinquished Premises to Landlord vacant, broom-clean, in good order and condition, and in accordance with the provisions of the Lease (including, but not limited to, Section 28), and thereafter the Relinquished Premises shall be free and clear of all leases, tenancies, and rights of occupancy of any entity claiming by, through, or under Tenant.

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2.                                      Amendment to Section 5 of Fifth Amendment.  As of the Effective Date, Section 5 of the Fifth Amendment is hereby amended by deleting that provision in its entirety and replacing it with the following new Section 5:

5.                    Changes to Basic Lease Provisions.

a.        Effective as of the Delivery Date, the following amendments are hereby made to the definitions contained in the Basic Lease Provisions:

(i)             The defined term “Premises” shall be deleted in its entirety and replaced with the following:

“Premises:                                   That portion of the Project, containing approximately 18,931 rentable square feet, as determined by Landlord, located on the second floor of the Building as shown as the cross-hatched area on Exhibit A-3 to the Fifth Amendment to Lease Agreement (“Fifth Amendment”) between Landlord and Tenant.”

(ii)          The defined term “Rentable Area of the Premises” shall mean approximately 18,931 rentable square feet.

b.              Effective as of the Second Extension Term Commencement Date, notwithstanding anything to the contrary in the Lease, the defined term “Tenant’s Share of Operating Expenses” shall mean 38.15%.

3.                                      Amendment to Section 6 of Fifth Amendment.  As of the Effective Date, the 3 references in Section 6 of the Fifth Amendment to “Second Extension Term Commencement Date” are hereby deleted and replaced with “Delivery Date.”

4.                                      Amendments to Section 45 of Lease.  As of the Effective Date, Section 45 of the Lease is hereby amended as follows:

4.1                               The reference to “April 30, 2015” in the first sentence of Section 45(a)(i) is hereby amended by deleting that date and replacing it with “May 7, 2015.”

4.2                               The reference to “May 1, 2015” in Section 45(a)(iii) is hereby amended by deleting that date and replacing it with “May 8, 2015.”

4.3                               The first sentence of Section 45(b) is hereby deleted in its entirety and replaced with the following new replacement sentence:

(b)                                 IPO Extension Option.  Notwithstanding anything to the contrary contained in this Lease, in lieu of exercising the IPO Termination Option, Tenant shall have the right (“IPO Extension Right”) to extend the Term for the period beginning May 8, 2015 to April 30, 2016 (“IPO Extension Period”) in accordance with the following terms and conditions:

4.4                               The phrase “During the IPO Extension Period” in the first sentence of Section 45(b)(iii) of the Lease is  hereby amended by deleting the phrase and replacing it with “During the period commencing on May 1, 2015 and ending on the expiration of the IPO Extension Period.”

4.5                               The last sentence of Section 45(b)(iii) is hereby deleted in its entirety and replaced with the following new sentence:

For the period May 1, 2015 to May 31, 2015, Tenant shall pay Base Rent and Tenant’s Share of Operating Expenses for the Relinquished Premises in amounts in effect as of April 30, 2015.

4.6                               The reference in Section 45(b)(iv) to “May 1, 2015” is hereby deleted and replaced with “May 8, 2015.”

4.7                               The reference in Section 45(b)(vii) to “May 1, 2015” is hereby deleted and replaced with “May 8, 2015.”

5.                                      Amendments to Reimbursement Agreement.   The reference in Section 1 of the Reimbursement Agreement to “April 30, 2015” is hereby deleted and replaced with “May 7, 2015”.

6.                                      Miscellaneous.

5.1                               Terms used in this Sixth Amendment and not otherwise defined shall have the meanings ascribed to them in the Lease.

5.2                               This Sixth Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions.  This Sixth Amendment may be amended only by an agreement in writing, signed by the parties hereto.

5.3                               This Sixth Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, members, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

5.4                               This Sixth Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.  The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Sixth Amendment attached thereto.

5.5                               Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with this Sixth Amendment and that no Broker brought about this transaction, other than Scheer Partners, Inc. (“SPI”).  SPI shall be paid by Landlord pursuant to a separate agreement between Landlord and SPI.  Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker (other than SPI) claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this Sixth Amendment.

5.6                               Except as amended and/or modified by this Sixth Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Sixth Amendment.  In the event of any conflict between the provisions of this Sixth Amendment and the provisions of the Lease, the provisions of this Sixth Amendment shall prevail.  Regardless of whether specifically amended by this Sixth Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Sixth Amendment.

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have executed this Sixth Amendment under seal as of the day and year first above written.

TENANT:

OPGEN, INC.,
a Delaware corporation

By:	/s/ Timothy C. Dec		(SEAL)
Name:	Timothy C. Dec
Title:	Chief Financial Officer

LANDLORD:

ARE-708 QUINCE ORCHARD, LLC,
a Delaware limited liability company

By:	ARE-GP 708 Quince Orchard QRS CORP.,
a Maryland corporation,
managing member

	By:	/s/ Gary Dean	(SEAL)
	Name:	Gary Dean
	Title:	SVP — Real Estate Legal Affairs